Exhibit 1(a)

THIS TRUST DEED is made the 4th day of February 2000

BY:	TROPICAL RAIN NOMINEES PTY. LTD. (A.C.N. 090 822 683) of c/- 248 Flinders Street Adelaide in South Australia 5000 (“the Trustees”).

RECITALS

A.	On the date hereof:

(i)	COLLOTYPE SERVICES PTY. LTD. (A.C.N. 007 628 015) (“Services”) is a company incorporated in South Australia and having its registered office situated at 248 Flinders Street Adelaide in South Australia 5000;

(ii)	the Trustees is shortly to apply for 1,052,709 MBO class shares numbered 10,000,001 to 11,052,709 (“the MBO Shares”) comprising all of the MBO Shares to be issued in Services; and

(iii)	no MBO Shares have been issued on the date hereof.

B.	(In the event that the MBO Shares are issued to the Trustees) - the Trustees is desirous of declaring trusts over the MBO Shares numbered 10,000,001 to 10,350,903 (both inclusive) (“the Trust Shares”) on and from the date of issue to the Trustees thereof (“the Issue Date”) for NIGEL ANDREW VINECOMBE of 63 Avenue Road Cumberland Park in South Australia 5041 (“the Beneficiary”) pursuant to the terms and subject to the trusts and powers expressed or implied in this Deed Poll.

NOW THIS DEED POLL WITNESSES as follows:

ACCURACY OF RECITALS

1.	The Recitals are true and correct in every material particular and are deemed to form part of this Deed Poll BUT any fact or matter referred to in those Recitals that is inconsistent with any term or provision hereafter appearing shall be read as subject to that term or provision.

INTERPRETATION

2.	In this Deed Poll the following expressions have the meanings assigned to them respectively:

2.1.	“Accounting Period” means:

2.1.1.	the period commencing on the date hereof and ending on the 30th day of June next following;

2.1.2.	thereafter the period commencing on the 1st day of July in each year and expiring on the 30th day of June in the following year; and

2.1.3.

if the Terminating Date occurs on or before the 30th day of June in any year the last Accounting Period shall be the period commencing on the 1st day of July last preceding the Terminating Date and expiring on the Terminating Date;

2.2.	“Accumulate” in relation to the Net Income or part thereof means so much of the Property constituting or representing the Net Income or part thereof that the Trustees Resolves:

2.2.1.	not to be Distributed or held for the Eligible Beneficiaries in relation to the Beneficiary; and

2.2.2.	to be added to the Corpus as an accretion thereto

AND the expressions “Accumulate” and “Accumulation” have corresponding meanings;

2.3.	“the Assessment Act” means:

2.3.1.	the Income Tax Assessment Act 1936 (“the Assessment Act 1936”); and

2.3.2.	the Income Tax Assessment Act 1997 (“the Assessment Act 1997”)

as amended and the regulations made thereunder;

2.4.	“Associate” in relation to the Beneficiary means any Person:

2.4.1.	the Specified Relatives of the Beneficiary;

2.4.2.	the trustee (in its capacity as trustee) of any Sub-Trust for the Beneficiary or a Specified Relative thereof;

2.4.3.	any Company in which the Beneficiary or Specified Relative thereof is an officer or shareholder for the purposes for the purpose of the Corporations Law;

2.4.4.	any Company in which a Company referred to in Sub-clause 2.4.3 is a related corporation within the meaning of that expression in Section 50 of the Corporations Law;

2.4.5.	any Person who is:

2.4.5.1.	an officer; or

2.4.5.2.	a shareholder

   of any Company referred to in Sub-clause 2.4.3 and 2.4.4

2.4.6.	any Sub-trust for:

2.4.6.1.	any of the Companies or other Persons referred to in Sub-clauses 2.4.3 or 2.4.4 or 2.4.5; or

2.4.6.2.	any Sub-trust referred to in Sub-clause 2.4.2

   or any one or more of them;

2.4.7.	any Company or other Person who is:

2.4.7.1.	a beneficiary contingently entitled to Property;

2.4.7.2.	a beneficiary vested in possession of Property where the beneficial enjoyment thereof is either indefeasibly vested or is vested subject to a power of defeasance or divestiture granted or conferred on that trustee or another Person;

2.4.7.3.	an object or potential object of any special or hybrid or other power of appointment (but not including any general power of appointment) granted or conferred on that trustee or another Person in relation to Property;

2.4.7.4.	an object of any power of selection granted or conferred on the trustee of any trust or settlement for distribution of Property; and

2.4.7.5.	an object of any mere power or collateral power granted or conferred on any Person in relation to Property impressed with the trusts expressed or implied in any Sub-Trust referred to in Sub-clause 2.4.6;

2.4.8.	any Person who is an associate of the Beneficiary or Specified Relative within the meaning of Section 318 of the Assessment Act 1936 or would be an associate as so defined as if a reference to a “taxpayer” in that definition were a reference to the Beneficiary or Specified Relative thereof respectively; or

2.4.9.	any Charity;

2.5.	“the Beneficiary” means the said NIGEL ANDREW VINECOMBE; and the expression extends to and includes his successors and permitted assigns;

2.6.	“Charity” means any charitable institution or Person howsoever constituted which the Trustees in their absolute discretion consider worthy of receipt of funds either for charitable or educational purposes or for the relief of poverty or religious scientific or public educational purposes in Australia including a public hospital or any hospital which is carried on by a society or association otherwise than for profit or gain to the individual beneficiaries thereof or any of them;

2.7.	“Distribute” in relation to the Net Income of the Trust means to pay set aside or make over Property comprised in or forming a constituent part of that Net Income to or for the Eligible Beneficiaries for their own use and enjoyment beneficially and absolutely AND without limiting the generality of the foregoing the expression extends to and includes:

2.7.1.	a declaration made by the Trustees that it holds and stands possessed of the Net Income specified in the resolution for and on behalf of the Eligible Beneficiaries selected by the Trustees;

2.7.2.	an irrevocable written Resolution of the Trustees vesting an indefeasible and absolute interest in the Net Income specified in the Resolution in favour of the Eligible Beneficiaries selected by the Trustees; and

2.7.3.	a credit of the Net Income in the books and records to the allocation accounts of the Eligible Beneficiaries selected by the Trustees

AND (unless the physical possession thereof has passed to the Eligible Beneficiaries) the Property of the Trust so dealt with shall thereafter be held by the Trustees as a separate trust or trusts for the Eligible Beneficiaries so selected freed from the trusts and powers contained in this Deed; and the expression “Distribution” has a corresponding meaning;

2.8.	“Eligible Beneficiaries” at any time in relation to a Distribution or proposed Distribution means:

2.8.1.	the Beneficiary; and

2.8.2.	the Associates thereof

at that time;

2.9.	“Encumbrance” in relation to any Property includes any mortgage lien charge pledge hypothecation or other encumbrance in or over that Property;

2.10.	“the Issue Date” means the date (if any) of issue to Trustees of the MBO Shares and more particularly referred to in Recital B;

2.11.	“the MBO Shares” means the 1,052,709 MBO class shares:

2.11.1.	to be applied for to Services by the Trustees; and

2.11.2.	(if issued to the Trustees) – to be held on the terms of the trust expressed or implied hereunder being the Shares more particularly referred to in Recital A(ii);

2.12.	“Net Income” in relation to an Accounting Period or part thereof means the total of Net Income together with the gross income (less all losses and outgoings and other charges in relation thereto) derived by the Trustees in the Accounting Period or part thereof (as the case may be) calculated in accordance with:

2.12.1.	(subject to Sub-clause 2.12.2.2) - Section 95 of the Assessment Act 1936 including (but without limiting the generality of the foregoing) all Corpus and accretions thereto that are required to be included in the assessable income of the Trust pursuant to the provisions of Section 102-5(1) of the Assessment Act 1997 EXCEPT where the Trustees otherwise determines); or

2.12.2.	(where Sub-clause 2.12.1 does not apply):

2.12.2.1.	generally accepted accounting methods and standards; or

2.12.2.2.	(if so directed by the Trustees) - the other accounting method or procedure (if any) from time to time declared by the Trustees to be the method or procedure by which the Net Income of the Trust is to be calculated as the case may be

AND (in relation to a Distribution of Net Income) the expression has the additional meaning it would have as if a reference to a Distribution of Net Income were a reference to a Distribution of Property constituting or representing Net Income;

2.13.	“Person” includes:

2.13.1.	a government or semi-government institution agency or entity;

2.13.2.	a firm and a corporation; and

2.13.3.	an individual or firm or corporation or other entity acting in the capacity as trustee of a trust estate or settlement;

2.14.	“Property” includes choses in action;

2.15.	“Resolution” includes a determination and a declaration; and the expressions “Resolved” or “Resolves” have corresponding meanings;

2.16.	“Services” means the said COLLOTYPE SERVICES PTY. LTD. (A.C.N. 007 628 015); and the expression extends to and includes its successors and permitted assigns;

2.17.	“Specified Relatives” in relation to the Beneficiary means the parents grandparents brothers sisters spouses widows widowers children and grandchildren of the Beneficiary; and the expression includes the brothers sisters spouses widows widowers children and grandchildren of any of the foregoing AND for the purpose of this Sub-clause a reference to a child shall be deemed to include a reference to an adopted child and a reference to a grandchild shall be deemed to include the child or adopted child of a child;

2.18.	“Sub-Trust” in relation to a Person means the Trustees (in its capacity as Trustees) for the time being or from time to time of any trust or settlement which holds or is possessed of any property or part thereof or any interest therein (in this Sub-clause referred to as “the Property”) in which that Person is:

2.18.1.	a beneficiary contingently entitled to the Property;

2.18.2.	a beneficiary vested in possession of the Property where the beneficial enjoyment thereof is either indefeasibly vested or is vested subject to a power of defeasance or divestiture granted or conferred on that Trustees or another Person;

2.18.3.	an object or potential object of any special or hybrid or other power of appointment (but not including any general power of appointment) granted or conferred on that Trustees or another Person in relation to the Property;

2.18.4.	an object of any power of selection granted or conferred on the Trustees of any trust or settlement for distribution of the Property; and

2.18.5.	an object of any mere power or collateral power granted or conferred on any Person in relation to the Property;

BUT the expression does not include any trust or settlement in which:

2.18.6.	any Person is capable of being vested in an interest in the Property after the Vesting Day; or

2.18.7.	the Trustees has for the time being Resolved to be ineligible to receive any Distribution of Net Income or Corpus of the Trust;

2.19.	“Terminating Date” means the date on which the Beneficiary gives to the Trustees a notice under and pursuant to Sub-clause 5.1;

2.20.	“the Trust Shares” means the MBO Shares (if any) numbered 10,000,001 to 10,350,903 (both inclusive):

2.20.1.	to be applied for by the Trustees to Services on or after the date hereof; and

2.20.2.	(if issued to the Trustees) – held as a constituent part of this Trust being the MBO Shares more particularly referred to in Recital B;

2.21.	“the Trustees” means the said TROPICAL RAIN NOMINEES PTY. LTD. (A.C.N. 090 822 683); and the expression extends to and includes its successors and permitted assigns; and

2.22.	this Deed shall be:

2.22.1.	known as THE VINECOMBE ABSOLUTELY ENTITED TRUST; and

2.22.2.	interpreted according to the laws and jurisdiction of South Australia;

2.23.	no Person dealing with the Trustees shall be concerned to inquire into the adequacy of the powers of the Trustees in relation to any dealing or as to the proper exercise by the Trustees of any of the powers authorities or discretions vested in the Trustees by the provisions of this Deed or as to the propriety or regularity of any transaction affecting the MBO Shares or to see to the application of any moneys paid to the Trustees or to any Person at the Trustees’ discretion and in the absence of fraud on the part of any Person dealing with the Trustees all dealings shall be deemed so far as they relate to the safety and protection of that Person to be within the powers of the Trustees and to be valid and effectual accordingly and the receipt of the Trustees or the receipt of any Person paid at the direction of the Trustees shall effectually discharge that Person from all liability in respect thereof; and

2.24.	no security given or created by the Trustees to or in favour of any Person over or in respect of the Trust Shares or any part thereof shall be invalid by reason of any error or omission whether of law or fact on the part of the Trustees or its legal or other advisers or by reason of any breach of duty or trust whatsoever unless the same is proved to have been committed made or omitted in personal conscious bad faith by the Trustees and all Persons claiming any beneficial interest in over or to the Trust Shares shall be deemed to have notice of the provisions of this Sub-clause.

DECLARATION OF TRUST

3.	On the date hereof the Trustees HEREBY DECLARES that on the Issue Date (if any) it shall hold and stand possessed of its entire right title and interest in the Trust Shares:

3.1.	UPON TRUST for the Beneficiary beneficially and absolutely; and

3.2.	to be transferred to the Beneficiary forthwith upon the receipt of a notice given to the Trustees under and pursuant to Sub-clause 5.1 notwithstanding any other provisions of this Deed.

DISTRIBUTIONS OF NET INCOME

4.	The Trustees shall have the following powers in relation to the Distribution of Net Income:

End of-Year

4.1.	subject to this Clause and Clauses 3 and 5 the Trustees shall at the moment immediately before midnight on the last day of each Accounting Period hold and stand possessed of:

4.1.1.	(if no Distributions of Net Income or permitted Accumulations have been made at any time during the Accounting Period) - the whole of the Net Income for the Accounting Period; or

4.1.2.	(if any Distributions of Net Income or any permitted Accumulations have been made during the Accounting Period) - the balance (if any) of the Net

Income of the Accounting Period that has not been so Distributed or Accumulated

UPON TRUST for Distribution to the Eligible Beneficiaries in relation to the Beneficiary in the amounts or proportions whether exclusive of the other or others of them or otherwise that the Trustees in its absolute and uncontrolled discretion thinks fit AND the Trustees shall discharge the trusts of that Net Income by paying or transferring the amount of it to the Eligible Beneficiaries beneficially entitled thereto pursuant to this Clause or otherwise crediting the amount so Distributed in the Books of the Trust;

Interim Distributions

4.2.	Notwithstanding Sub-clause 4.1 at any time and from time to time before the time referred to in that Sub-clause the Trustees may in its absolute and uncontrolled discretion Resolve to:

Accumulate

4.2.1.	Accumulate the whole or part of the Net Income derived during the Accounting Period or part thereof;

Distribution

4.2.2.	(as to the whole or part of the balance of the Net Income derived during the Accounting Period or part thereof (not being Net Income previously Accumulated or Distributed pursuant to Sub-clauses 4.2.3 or a prior application of this Sub-clause 4.2.2)):

4.2.2.1.	Distribute to the Eligible Beneficiaries in relation to the Beneficiary; and

4.2.2.2.	in the amounts or proportions whether exclusive of the other or others of them or otherwise that the Trustees in its absolute and uncontrolled discretion thinks fit; and

Accumulate and Distribute

4.2.3.	(as to the whole or part of the balance of the Net Income derived during the Accounting Period or part thereof (not being Net Income previously Accumulated or Distributed pursuant to Sub-clause 4.2.2 or a prior application of this Sub-clause 4.2.3)):

Distribution

4.2.3.1.	Distribute to the Eligible Beneficiaries a part of the Net Income in the amounts and in the manner referred to in Sub-clause 4.2.2; and

Accumulate

4.2.3.2.	Accumulate the balance or part of the balance of the Net Income as the case may be

as the case may be;

Income Streaming

4.3.	notwithstanding any other provision of this Deed and in addition thereto:

4.3.1.	any distribution of Net Income pursuant to the provisions of this Deed may be made from any:

4.3.1.1.	class;

4.3.1.2.	source; or

4.3.1.3.	category

of that Net Income; and

4.3.2.	the Trustees shall be entitled to allocate any:

4.3.2.1.	class;

4.3.2.2.	source; or

4.3.2.3.	category

of income to any particular Beneficiary when making any Distribution of Net Income pursuant to the provisions of this Deed; and

Infants

4.4.	Subject to this Clause the Trustees may Distribute Corpus or Net Income to an infant by Distributing the same to a parent or guardian of that infant and the Trustees shall not be bound to see to the application thereof by the parent or guardian.

TERMINATION DATE

5.	Notwithstanding any other provision of this Deed:

Termination Notice

5.1.	at any time after the acquisition by the Trustees of the Trust Shares the Beneficiary may give notice to the Trustees stating the intention of the Beneficiary to terminate the provisions of this Deed; and

Consequences of Termination Notice

5.2.	forthwith upon the receipt by the Trustees of a notice given thereto by the Beneficiary under and pursuant to Sub-clause 5.1:

5.2.1.	all powers and trusts created hereunder shall forthwith cease and determine;

5.2.2.	the Trustees shall transfer:

5.2.2.1.	the Trust Shares; and

5.2.2.2.	all Accumulations of Net Income made pursuant to Sub-clause 4.2.1 or 4.2.3.2 to the Beneficiary free from all Encumbrances; and

5.2.3.	(subject thereto) – the Trustees shall pay or otherwise discharge all trusts of Net Income in favour of the Eligible Beneficiaries entitled thereto in full satisfaction and discharge of the beneficial interest hereunder;

COSTS

6.	All costs of the Trustees of and incidental to the preparation and execution of this Deed Poll and all stamp duty (if any) hereon shall be borne by the Trustees.

IN WITNESS this Deed Poll has been executed on the date first written.

SIGNED by TROPICAL RAIN NOMINEES PTY. LTD. (A.C.N. 090 822 683) by two its directors in the presence of:

Director

Director

TRUST DEED

BY

TROPICAL RAIN NOMINEES PTY. LTD.

(A.C.N. 090 822 683)

(“the Trustees”)